UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2015

Liberty Global plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England

SW1X 0LZ

(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Virgin Media Inc. (Virgin Media) is a wholly-owned subsidiary of Liberty Global plc. On April 23, 2015, Virgin Media Secured Finance PLC (Virgin Media Secured Finance), a wholly-owned subsidiary of Virgin Media, agreed to issue $500.0 million principal amount of 5.250% senior secured notes due January 15, 2026, in addition to $500.0 million principal amount of 5.25% senior secured notes due January 15, 2026, and £525.0 million principal amount of 4.875% senior secured notes due January 15, 2027 that were previously issued under an indenture dated March 30, 2015, as more fully described below.

On March 30, 2015, Virgin Media Secured Finance issued (i) $500.0 million principal amount of 5.25% senior secured notes due January 15, 2026 (the Original 2026 VM Senior Secured Notes) and (ii) £525.0 million ($811.5 million at the April 29, 2015 exchange rate) principal amount of 4.875% senior secured notes due January 15, 2027 (the 2027 VM Senior Secured Notes). The net proceeds from the Original 2026 VM Senior Secured Notes and the 2027 VM Senior Secured Notes were used to (a) redeem 10% of the principal amount of each of the following series of notes issued by Virgin Media Secured Finance: (1) the £1,100.0 million ($1,700.3 million at the April 30, 2015 exchange rate) principal amount of 6.0% senior secured notes due April 15, 2021 (the April 2021 VM Sterling Senior Secured Notes), (2) the $1.0 billion principal amount of 5.375% senior secured notes due April 15, 2021 (the April 2021 VM Dollar Senior Secured Notes and, together with the April 2021 VM Sterling Senior Secured Notes, the April 2021 VM Senior Secured Notes) and (3) the £430.0 million ($664.7 million at the April 30, 2015 exchange rate) principal amount of 5.5% senior secured notes due January 15, 2025 (the 2025 VM Sterling Senior Secured Notes), each at a redemption price equal to 103% of the applicable redeemed principal amount in accordance with the indentures governing each of the notes, and (b) prepay in full the existing £375.0 million ($579.6 million at the April 30, 2015 exchange rate) outstanding principal amount of term loan A (VM Facility A) and $400.0 million of the existing $2,755.0 million outstanding principal amount of term loan B (VM Facility B), each under Virgin Media’s senior secured credit facility (the VM Credit Facility).

On April 23, 2015, Virgin Media Secured Finance agreed to issue an additional $500.0 million principal amount of 5.250% senior secured notes due January 15, 2026 (the Additional 2026 VM Senior Secured Notes and, together with the Original 2026 VM Senior Secured Notes, the 2026 VM Senior Secured Notes). The Additional 2026 VM Senior Secured Notes will be issued on April 30, 2015 at 101% of par. The net proceeds from the Additional 2026 VM Senior Secured Notes are expected to be used to prepay $500.0 million of the outstanding principal amount of VM Facility B under the VM Credit Facility.

The 2026 VM Senior Secured Notes and the 2027 VM Senior Secured Notes are senior obligations of Virgin Media Secured Finance that rank equally with all of the existing and future senior debt of Virgin Media Secured Finance and are senior to all existing and future subordinated debt of Virgin Media Secured Finance. The 2026 VM Senior Secured Notes and the 2027 VM Senior Secured Notes are guaranteed on a senior basis by Virgin Media and certain subsidiaries of Virgin Media (the VM Senior Secured Guarantors) and are secured by liens on substantially all of the assets of Virgin Media Secured Finance and the VM Senior Secured Guarantors (except for Virgin Media).

The 2026 VM Senior Secured Notes and the 2027 VM Senior Secured Notes contain certain customary incurrence-based covenants. For example, the ability to raise certain additional debt and make certain distributions or loans to other subsidiaries of Liberty Global is subject to a consolidated net leverage ratio test, as specified in the indenture. In addition, the 2026 VM Senior Secured Notes and the 2027 VM Senior Secured Notes provide that any failure to pay principal prior to expiration of any applicable grace period, or any acceleration with respect to other indebtedness of £75.0 million ($115.9 million at the April 30, 2015 exchange rate) or more in the aggregate of VMIH or the restricted subsidiaries (as specified in the indenture) is an event of default under the 2026 VM Senior Secured Notes and the 2027 VM Senior Secured Notes.

Subject to the circumstances described below, the 2026 VM Senior Secured Notes are non-callable until January 15, 2020 and the 2027 VM Senior Secured Notes are non-callable until January 15, 2021 (the Call Dates). At any time prior to the applicable Call Date, Virgin Media Secured Finance may redeem some or all of the 2026 VM Senior Secured Notes or the 2027 VM Senior Secured Notes (as applicable) by paying a “make-whole” premium, which is the present value of all remaining scheduled interest payments to the applicable Call Date using the discount rate (as specified in the indenture) as of the redemption date plus 50 basis points.

Virgin Media Secured Finance may redeem some or all of the 2026 VM Senior Secured Notes or the 2027 VM Senior Secured Notes at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and additional amounts (as specified in the indenture), if any, to the applicable redemption date, if redeemed during the twelve-month period commencing on January 15 of the years set forth below:

	Redemption price
Year	2026 VM Senior Secured Notes	2027 VM Senior Secured Notes
2020	102.625%	N.A.
2021	101.313%	102.438%
2022	100.656%	101.219%
2023	100.000%	100.609%
2024 and thereafter	100.000%	100.000%

Prior to the applicable Call Date, during each 12-month period commencing on the date on which the 2026 VM Senior Secured Notes and the 2027 VM Senior Secured Notes were issued, respectively, Virgin Media Secured Finance may redeem up to 10% of the principal amount of the 2026 VM Senior Secured Notes and the 2027 VM Senior Secured Notes, respectively, at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest up to (but excluding) the redemption date.

If VMIH or the restricted subsidiaries (as specified in the indenture) sell certain assets or if Virgin Media Communications Limited or certain of its subsidiaries experience specific changes in control, Virgin Media Secured Finance must offer to repurchase the relevant notes at a redemption price of 101%.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

4.1	Indenture dated March 30, 2015, among UPCB Finance IV Limited, The Bank of New York Mellon, London Branch as Trustee, Principal Paying Agent, Transfer Agent and Security agent, The Bank of New York Mellon as New York Paying Agent, New York Transfer Agent and Dollar Notes Registrar and The Bank of New York Mellon (Luxembourg) S.A. as Euro Notes Registrar and Transfer Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 29, 2015

5